EXHIBIT 32

Section 1350 Certifications

I, John L. Lewis, certify that this quarterly report on Form 10-QSB of Mountain Bancshares, Inc. for the quarter ended June 30, 2005 containing financial statements fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Mountain Bancshaers, Inc.

s/John L. Lewis_______________________________________ President and Chief Executive Officer

Date: August 15, 2005

I, Lynn H. Barron, certify that this quarterly report on Form 10-QSB of Mountain Bancshares, Inc. for the quarter ended June 30, 2005 containing financial statements fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Mountain Bancshares, Inc.

s/Lynn H. Barron_____________________________________ Chief Accounting Officer and Chief Financial Officer

Date: August 15, 2005

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